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                                                                    EXHIBIT 99.2

                                 COMPURAD, INC.
                              1350 NORTH KOLB ROAD
                             TUCSON, ARIZONA 85715

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE SPECIAL MEETING OF STOCKHOLDERS OF COMPURAD, INC.
                        TO BE HELD ON NOVEMBER 25, 1997

     The undersigned hereby appoints Dr. Phillip Berman and Henky Wibowo, each with full power of substitution, as proxy of the undersigned, to attend the Special Meeting of Stockholders of COMPURAD, INC. (the "Company") to be held at the principal executive offices of the Company located at 1350 North Kolb Road, Tucson, Arizona at 9:30 a.m., local time on November 25, 1997, and at any and all adjournments thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the meeting.

     This proxy will be voted or withheld from being voted in accordance with the instructions specified. Where no choice is specified, this proxy will confer discretionary authority and will be voted FOR approval of the Merger (as defined below). This proxy confers authority for the above named persons to vote in his discretion with respect to amendments or variations to the matters identified in the notice of the meeting accompanying this proxy and such other matters which may properly come before the meeting. A stockholder has the right to appoint a person, who need not be a stockholder, to attend and act on his behalf at the meeting, other than the person designed in this form of proxy, such right may be exercised by inserting the name of such person in the blank space provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

     1. Approval and adoption of the Agreement and Plan of Merger and Reorganization dated as of September 28, 1997 (the "Merger Agreement"), among Lumisys Incorporated ("Lumisys") SAC Acquisition Corporation, a wholly owned subsidiary of Lumisys ("Sub"), and the Company, providing for the merger of Sub with and into the Company upon the terms and subject to the conditions of the Merger Agreement (the "Merger").

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                          Please sign, date and return the proxy
                                          card promptly in the enclosed
                                          envelope.

                                          NOTE: Please sign exactly as name
                                          appears hereon. When signing as
                                          executor, administrator, attorney,
                                          trustee or guardian please give your
                                          full title as such. If a corporation,
                                          please sign in full corporation name
                                          by president or other authorized
                                          officer. If a partnership, please sign
                                          in partnership name by authorized
                                          person. If a joint tenancy, please
                                          have both tenants sign.

                                          Dated:           , 1997

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                                                       (Signature)

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                                                    (Print your name)